Exhibit 99.1

FX Alliance Inc. Reports First Quarter 2012 Financial Results

First Quarter 2012 Highlights

•                  Revenues of $30.0 million on Q1 2012 Average Daily Volumes of $86.8 billion

•                  Net Income of $4.6 million

•                  Adjusted Net Income of $5.2 million

•                  Strengthened the senior management team with the addition of Steve Rubinow as Chief Information Officer

NEW YORK, May 3, 2012 - FX Alliance Inc. (“FXall”) (NYSE: FX), the leading independent global provider of electronic foreign exchange trading solutions, today reported financial results for the first quarter of 2012.

For the first quarter of 2012, revenues increased 10% to $30.0 million from $27.4 million in the first quarter of 2011. Adjusted Net Income decreased 12% to $5.2 million, or $0.18 per share, from $5.9 million or $0.20 per share for the same period last year.  Net Income decreased 10% to $4.6 million, compared with $5.1 million for the same period last year.  Assuming the conversion of our Series A Preferred Shares to common shares on a pro forma basis as of the beginning of the period, net income per share was $0.16.  Reflecting the conversion of the Series A Preferred Shares at the completion of the Initial Public Offering, earnings per share was $0.13.  A full reconciliation of GAAP to non-GAAP financial measures is included with this release.

“Our first quarter results reflect the continued strength of our platform and the investments we are making to maintain our leadership in the electronic institutional foreign exchange market,” said Phil Weisberg, Chief Executive Officer of FXall.  “The increase in our volumes during the quarter amidst a volatile market environment highlights the depth of our relationships globally and the quality of our product.  I would also like to recognize the entire team at FXall following the successful completion of our recent IPO.”

First Quarter 2012 Results

First quarter 2012 total revenues increased 10% to $30.0 million from $27.4 million for the same period last year, predominantly driven by transaction fees which grew 11% to $22.8 million in the first quarter of 2012.  User, settlement, and license fees also contributed to the growth from the first quarter of 2011, up 5% to $7.2 million.

Total average daily volume (counting one side of each trade) was $86.8 billion, an increase of 13% from the first quarter of 2011, driven by growth across both Relationship and Active trading.  Average daily volume for Relationship Trading was $68.0 billion, 7% higher than the first quarter of 2011, while average daily volume for Active Trading increased 36% from the first quarter of 2011 to $18.8 billion.  The average transaction fee per million in the first quarter of 2012 was $4.11, reflecting $3.58 for Relationship Trading and $6.00 for Active Trading.

Operating expenses were $22.4 million, 21% higher than Q1 2011.  The increase in expenses includes additional expenses related to operating as a public company and approximately $1.4 million of non-recurring IPO-related expenses.  The non-recurring IPO expenses include $0.6 million in professional fees, $0.5 million in IPO-related compensation expense and $0.3 million of general and administrative expense.  Adjusted EBITDA was $11.1 million, down from $12.6 million in Q1 2011.  The Adjusted EBITDA margin was 37% compared to 46% in the first quarter of 2011.

The effective tax rate for the first quarter was 39.8% compared to 42.8% in the first quarter of 2011.

Capital expenditures for the quarter ended March 31, 2012 were $5.1 million, compared with $2.0 million in the same period in 2011 and $4.5 million in Q4 2011.

At March 31, 2012, cash, cash equivalents and investments available-for-sale were $56.0 million.

Financial Measures

Adjusted Net Income and Adjusted EBITDA are non-GAAP financial measures.  The Company believes that these non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in understanding the Company’s operating results.  See the attached schedule for a full reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

Conference Call Details

As previously announced, FXall will host a conference call today, May 3, 2012, at 9:00 a.m. EST to discuss its first quarter 2012 results.  The conference call will be webcast live on the Internet, and can be accessed through the Investor Relations section of the FXall website, http://investors.fxall.com.  Participants can also access the conference call by dialing (800) 215-2410 (toll-free domestic) or (617) 597-5410 (International) and providing the passcode 45239316.  A replay of the call will be available for one week via telephone starting approximately one hour after the call ends.  The replay can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international) passcode: 74688537.

About FXall

FXall is the leading independent global provider of electronic foreign exchange trading solutions, with over 1,000 institutional clients worldwide. FXall’s offices in New York, Boston, Washington, London, Zurich, Hong Kong, Tokyo, Singapore, Sydney and Mumbai serve the needs of active traders, asset managers, corporate treasurers, banks, broker-dealers and prime brokers.

Contacts:

Investor contact:

Andrew Posen

Head of Investor Relations

Telephone: (646) 268-9952

andrew.posen@fxall.com

News media contact:

Dafina Grapci-Penney

Greentarget

Telephone: +44 20 7324 5486

Mobile: + 44 752 533 5733

dafina.grapci-penney@greentarget.co.uk

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results, including all statements related to our estimated and projected earnings, revenues, costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth, initiatives, or strategies are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to, any failure to successfully execute our growth strategy, including failing to increase our FX trading volumes, or failing to grow and maximize our existing institutional client relationships or effectively cross-sell our products to our clients; economic conditions, such as the current Eurozone crisis, including their effect on the FX, financial and capital markets, our vendors and business partners, employment levels, and inflation; our loss of key personnel or our inability to hire additional personnel; damage or interruption to our electronic trading platform or information systems; the impact of governmental laws and regulations; changes in the competitive environment in our industry and the markets in which we operate; natural disasters, unusually adverse weather conditions, pandemic outbreaks, boycotts and geo-political events; and our failure to maintain effective internal controls. Other unknown or unpredictable factors also could have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in FX Alliance Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011, included under headings such as “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

FX ALLIANCE INC.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2012	2011
Revenues
Transaction fees	$22,805	$20,515
User, settlement, and license fees	7,216	6,869
Total revenues	30,021	27,384
Operating Expenses
Salaries and benefits	14,111	12,130
Technology	1,898	1,584
General and administrative	2,111	1,469
Marketing	341	433
Professional fees	1,345	427
Depreciation and amortization	2,570	2,432
Total operating expenses	22,376	18,475
Operating income	7,645	8,909
Interest and other income, net	42	90
Income before income taxes	7,687	8,999
Provision for income taxes	3,063	3,854
Net income	4,624	5,145
Accretion and allocated earnings of preferred stock	1,276	2,650
Net income allocated to common stockholders	$3,348	$2,495

Earnings per common share:
Basic	$0.13	$0.12
Diluted	$0.13	$0.12

Weighted-average common shares outstanding:
Basic	25,203,349	21,043,899
Diluted	26,142,498	21,461,584

Net Income per common share including conversion of preferred at beginning of period:
Basic(1)	$0.16	$0.18
Diluted(1)	$0.16	$0.18

Adjusted Net Income per common share including conversion of preferred at beginning of period:
Basic(1)	$0.18	$0.21
Diluted(1)	$0.18	$0.20

Adjusted Weighted-average common shares outstanding including conversion of preferred at beginning of period:
Basic(1)	28,306,522	28,284,637
Diluted(1)	29,245,671	28,702,322

(1)  Figures reflect non-GAAP financial measures

FX ALLIANCE INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	31-Mar-12	31-Dec-11

Assets
Current assets
Cash and cash equivalents	$48,854	$127,722
Investments available-for-sale	7,191	7,077
Accounts receivable, net	14,625	13,122
Income taxes receivable	8,944	7,748
Deferred income taxes	5,234	5,390
Prepaid expenses and other current assets	2,313	2,284
Total current assets	87,161	163,343

Software development costs, net	21,213	19,746
Property and equipment, net	12,515	11,379
Deferred income taxes, net of current portion	10,133	11,298
Intangible assets, net	1,917	2,016
Goodwill	2,999	2,999
Other assets	2,515	1,730
Total assets	$138,453	$212,511

Liabilities, Reedemable Convertible Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$5,040	$5,985
Accrued compensation	5,335	13,575
Income taxes payable	718	924
Deferred revenues	280	287
Total current liabilities	11,373	20,771
Long term liabilities
Deferred rent	2,818	3,011
Commitments and Contingencies

Redeemable Convertible Series A Preferred stock	—	109,276

Stockholders’ Equity
Preferred stock	—	—
Common stock	3	2
Additional paid-in capital	120,845	17,144
Accumulated other comprehensive income, net of tax	74	33
Retained earnings	3,340	62,274
Total stockholders’ equity	124,262	79,453
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$138,453	$212,511

FX ALLIANCE INC.

Key Operating Metrics

(unaudited)

	Three Months Ended
	March 31,
	2012	2011

Total Trading Volume (in millions)(1)
Relationship Trading	$4,350,882	$4,049,526
Active Trading	1,204,270	886,311
Total	$5,555,152	$4,935,837

Trading Days (2)	64	64

Average Daily Volume (in millions)
Relationship Trading	$67,983	$63,274
Active Trading	18,817	13,848
Total	$86,800	$77,122

Transaction Fees (in thousands)
Relationship Trading	$15,574	$14,755
Active Trading	7,231	5,760
Total	$22,805	$20,515

Average Transaction Fee per Million
Relationship Trading	$3.58	$3.64
Active Trading	$6.00	$6.50
Total	$4.11	$4.16

(1)	Notional U.S. dollar-equivalent (calculated at the time of trade) of trades executed on FXall generating transaction fees (counting one side of the transaction).
(2)	Trading days include each Monday through Friday excluding New Year’s Day, Good Friday and Christmas Day.

FX ALLIANCE INC.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except share data)

(unaudited)

	Three Months Ended
	March 31,
	2012	2011

Adjusted EBITDA:
Net income	$4,624	$5,145
Interest and other income	(42)	(90)
Depreciation and amortization	2,570	2,432
Stock-based compensation expense	886	1,295
Provision for income taxes	3,063	3,854
Adjusted EBITDA	$11,101	$12,636

Adjusted Net Income:
Net income	$4,624	$5,145
Stock-based compensation expense, net of tax	545	736
Adjusted Net Income	$5,169	$5,881

Adjusted Weighted-average basic common shares outstanding including conversion of preferred at beginning of period:
Weighted-average basic common shares outstanding	25,203,349	21,043,899
Conversion of preferred shares into common shares	3,103,173	7,240,738
Adjusted Weighted-average basic common shares outstanding including conversion of preferred	28,306,522	28,284,637

Adjusted Weighted-average fully diluted common shares outstanding including conversion of preferred at beginning of period:
Weighted-average fully diluted common shares outstanding	26,142,498	21,461,584
Conversion of preferred shares into common shares	3,103,173	7,240,738
Adjusted Weighted-average fully diluted common shares outstanding including conversion of preferred	29,245,671	28,702,322